EXHIBIT 10.6

EXTENSION

TO

UNSECURED PROMISSORY DEMAND NOTE

DATED

OCTOBER 14, 2008

Be it known that 1st Orion Corp., the holder of the $16,000 Unsecured Promissory Demand Note dated October 14, 2008, from Millstream Ventures, Inc., hereby extends the maximum due date to April 15, 2012. The effective date of this extension is March 31, 2009.

Maker:

/s/ Laura Lee Madsen

Laura Lee Madsen, President

1st Orion Corp.